UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2014

SUMMER ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-35496	20-2722022
(Commission File Number)	(I.R.S. Employer Identification No.)

800 Bering Drive, Suite 260
Houston, Texas 77057
(Address of principal executive offices)

(713) 375-2790
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 1.02	Termination of a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 25, 2014, Summer Energy Holdings, Inc. (“SEH”), through its subsidiary Summer Energy, LLC (for purposes of this Current Report, both SEH and Summer Energy, LLC are referred to herein collectively as the “Company”) closed a transaction with DTE Energy Trading, Inc. (“DTE”), with an effective date as of April 1, 2014.  As part of the transaction, the Company and DTE entered into an Energy Marketing Agreement for Electric Power (the “Energy Marketing Agreement”). Pursuant to the terms of the Energy Marketing Agreement, the Company agreed to purchase its electric power and associated services requirements from DTE, and DTE agreed to provide the Company with certain credit facilities to assist the Company in the purchase of its electric power and associated service requirements.  The Company also agreed to pay DTE a fixed monthly fee, as well as certain fees based on megawatt hours purchased.  The terms of the Energy Marketing Agreement are governed by the ISDA 2002 Master Agreement, as well as a Schedule and Power Annex thereto.    In conjunction therewith, the Company and DTE also entered into a Credit Agreement, a Security Agreement and a Membership Interest Pledge Agreement.

Pursuant to the Credit Agreement, among other things DTE agreed to (i) provide a guaranty (a “Credit Guaranty”) to the Electric Reliability Council of Texas (“ERCOT”) for the benefit of the Company, and (ii) provide commodity loans for the purchase of electricity (“Commodity Loans”).  Each Commodity Loan and any Credit Guaranty shall bear interest on the outstanding principal amount thereof, from the date such Commodity Loan or Credit Guaranty is issued until it becomes due or is revoked, respectively, at a rate per annum equal to the Prime Rate (as reported by the Wall Street Journal) plus two percent (2%).  The Company covenanted not to, among other things, (a) merge or consolidate with any other person, (b) acquire all or substantially all of the capital stock or property of another person, (c) create, assume or suffer to exist any lien on any property now owned or hereafter acquired by the Company except for permitted liens (as set forth in the Credit Agreement) or (d) become liable for any indebtedness (other than permitted indebtedness, as set forth in the Credit Agreement).

In consideration of the services and credit support provided by DTE to the Company, and pursuant to the Security Agreement, the Company is required to, among other things (i) grant a priority security interest to DTE in all of its assets, equipment and inventory; (ii) require its customers to remit monthly payments into a lockbox account over which DTE has a security interest; and (iii) deliver monthly and annual forecasted and audited statements to DTE.

Pursuant to the Membership Interest Pledge Agreement, SEH pledged to DTE, and granted to DTE a security interest in all of the membership interests of Summer Energy, LLC owned by SEH, as well as all additional membership interests of Summer Energy, LLC from time to time acquired by SEH.

As part of the transaction, the Company, DTE and BP Energy Company entered into a Novation Agreement, whereby the Company transferred by novation, with an effective novation date of May 1, 2014, to DTE, and DTE accepted, the rights, liabilities, duties and obligations of the Company under and in respect of each transaction entered into pursuant to that certain Master Power Purchase and Sale Agreement dated as of August 9, 2011 between BP Energy Company and Summer Energy, LLC, a copy of which is included as Exhibit 10.1 to the Company’s Form 8-K filed on March 30, 2012 (the “Master Agreement”), thereby effectively terminating the Master Agreement as of May 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 30, 2014

SUMMER ENERGY HOLDINGS, INC.

By: /s/ Jaleea P. George
Jaleea P. George
Chief Financial Officer